UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2014 (September 9, 2014)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lisa E. Beeson as President, Effective October 1, 2014

On September 9, 2014, the board of directors of American Realty Capital Properties, Inc. (the “Company”) appointed Lisa E. Beeson, the Company’s current Chief Operating Officer, as President, effective October 1, 2014. David S. Kay, the Company’s current President, will assume the role of Chief Executive Officer on that date. Ms. Beeson will retain her role as Chief Operating Officer of the Company as well. Ms. Beeson, 49, has served as Executive Vice President and Chief Operating Officer of the Company since November 2013. A description of Ms. Beeson’s background is contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 29, 2013 (the “October 29th Form 8-K”). Ms. Beeson’s business experience and current compensation arrangements with the Company are described in the October 29th Form 8-K and the Company’s Definitive Proxy Statement filed with the SEC on April 29, 2014, and such information is incorporated by reference into this Current Report on Form 8-K in response to this Item 5.02.

There are no transactions involving Ms. Beeson that are reportable under Item 404(a) of Regulation S-K for the purposes of this Current Report on Form 8-K.

Resignation of Scott J. Bowman from Board of Directors

On September 9, 2014, Scott J. Bowman resigned from the board of directors of the Company, and accordingly resigned from the Company’s Compensation Committee, Audit Committee and Nominating and Corporate Governance Committee. Mr. Bowman notified the Company’s board of directors that he would be pursuing a new full-time career opportunity. Mr. Bowman’s resignation did not result from a disagreement with the Company and therefore disclosure under Item 5.02(a) of Form 8-K is not required.

Item 7.01. Regulation FD Disclosure.

Stockholder Memorandum Relating to Corporate Governance

On September 10, 2014, the Company issued a stockholder memorandum from Nicholas S. Schorsch, its Chairman and Chief Executive Officer, containing a message relating to corporate governance and leadership matters. A copy of the foregoing stockholder memorandum is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Such stockholder memorandum shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.

Forward-Looking Statements

Information set forth in this Current Report on Form 8-K, including Exhibit 99.1, contains “forward-looking statements” (as defined in Section 21E of the Exchange Act), which reflect the Company’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, whether and when certain governance changes will be consummated, the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts.

The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the Company’s inability to implement its proposed corporate governance changes in a timely manner and realize the benefits therefrom; the Company’s ability to realize the expected benefits from its leadership changes; changes in governance standards established by certain governance agencies; the impact of current and future regulation; changes in general economic or market conditions; and other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and

Analysis of Financial Condition and Results of Operations” sections of the Company’s latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Stockholder Memorandum dated September 10, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

September 10, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors